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                                                                    Exhibit 99.1

                                 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Central Federal Corporation (the "Corporation"), hereby certifies that the Corporation's Form 10-QSB for the fiscal quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Dated: May 20, 2003      By:   /s/ David C. Vernon
                               -------------------------------------
                                David C. Vernon
                                Chairman, President and Chief Executive Officer (principal executive officer)

                         By:   /s/ Kelley A.Nanna
                               -------------------------------------
                                Kelly L. Nanna, CPA
                                Treasurer
                                (principal financial officer)

A signed original of this written statement required by Section 906 has been provided to Central Federal Corporation and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.